Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com
:
April 8, 2011
Crestwood Midstream Partners LP
717 Texas Avenue, Suite 3150
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel for Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (File No. 333-171735) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $500,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”) that may be issued and sold by the Partnership; (ii) senior units representing senior limited partnership interests in the Partnership (the “Senior Units”); (iii) senior debt securities and subordinated debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (collectively, the “Debt Securities”) to be issued pursuant to the indenture dated as of August 28, 2009, between the Partnership and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) (the “Indenture”); (iv) warrants of the Partnership (the “Warrants”), which may be issued pursuant to a warrant agreement between the Partnership and a designated warrant agent (the “Warrant Agreement”); (v) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Partnership and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (vi) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Partnership, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Units, the Senior Units, the Debt Securities, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.”
     In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Second Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the Limited Liability Company Agreement of Crestwood Gas Services GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General

Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the Indenture, (iv) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner, statutes and other instruments and documents, and (vi) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.
     In connection with this opinion, we have assumed that, at or prior to the time of the delivery of any Security, (i) the General Partner shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws, public policy and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (vi) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vii) the certificates for the Common Units and Senior Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and Senior Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (viii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Common Units and Senior Units, when (a) the Partnership has taken all necessary action to authorize the issuance of such Common Units or Senior Units, as applicable, the terms of the offering thereof and related matters, (b) such Common Units or Senior Units, as applicable, have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”) in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the General Partner for the consideration approved by the General Partner, such Common Units or Senior Units, as applicable, will be duly authorized and validly issued and will be fully paid and nonassessable.

     2. When any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Partnership; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Debt Securities will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.
     3. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Partnership; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Warrants will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.
     4. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Partnership; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Purchase Contracts will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

     5. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Partnership; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Units will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.
     The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act (the “DULPA”) and the Delaware Limited Liability Company Act (the “DLLCA” and together with the DULPA, the “Delaware Acts”), including applicable Delaware statutory provisions and reported judicial decisions interpreting the Delaware Acts, and applicable federal law of the United States of America, in each case as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ LOCKE LORD BISSELL & LIDDELL LLP
LOCKE LORD BISSELL & LIDDELL LLP